SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 7, 2003
Date of Report (Date of earliest event reported)

SPEIZMAN INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation)

0-8544	56-090212
(Commission File No.)	(I.R.S. Employer Identification Number)

701 Griffith Road Charlotte, NC 28217	28217
(Address of Principal Executive Offices)	(Zip Code)

(704) 559-5777
(Registrant’s Telephone Number, Including Area Code)

ITEM 5.  OTHER EVENTS

              Speizman Industries, Inc. (the “Company”) received an extension from Nasdaq Listing Qualifications Panel for the continued listing of its common stock on The Nasdaq SmallCap Market until September 29, 2003, by which time the Company must evidence a closing bid price in its stock of at least $1.00 per share and, immediately thereafter, a closing bid price of at least $1.00 per share for a minimum of ten consecutive days.  On August 7, 2003, Speizman issued a press release to announce the extension.  The press release is attached as Exhibit 99.1 to this report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

              (c)  Exhibits.  The following exhibits are filed with this report.

Exhibit Number	Description

99.1	Press Release, dated August 7, 2003, of Speizman Industries, Inc.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEIZMAN INDUSTRIES, INC. By: /s/ Paul R. M. Demmink Paul R. M. Demmink Chief Financial Officer

Date:  August 7, 2003